SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2017

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2017, Jim Scholhamer resumed his role as the Chief Executive Officer of Ultra Clean Holdings, Inc. (the “Company”) following the end of his leave of absence, which the Company previously announced on July 27, 2017. As a result, Sheri Savage (previously Sheri Brumm), who had been serving as the Company’s acting Chief Executive Officer during Mr. Scholhamer’s leave of absence, will resume and continue her role as the Company’s Chief Financial Officer, Senior Vice President of Finance and Secretary.

The information required by Item 401 of Regulation S-K is hereby incorporated by reference for Mr. Scholhamer from the Company’s Current Report on Form 8-K filed on January 5, 2015 and for Ms. Savage from the Company’s Current Report on Form 8-K filed on July 27, 2017.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	October 2, 2017	By:	/s/ Sheri Savage
			Name:	Sheri Savage
			Title:	Chief Financial Officer, Senior Vice President and Secretary